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                                                                   Exhibit 12(b)



                                 June 25, 1997



INTRUST Funds Trust
3435 Stelzer Road
Columbus, Ohio  43219

Dear Sir/Madam:

          We hereby consent to the inclusion of our opinion regarding the tax consequences of the reorganizations proposed in the Registration Statement on Form N-14 (No. 333-22215), filed with the Securities and Exchange Commission on February 21, 1997, of the INTRUST Funds Trust, a Delaware business trust, as an
Exhibit in Post-Effective Amendment No. 1 to the above-referenced Registration Statement.


                                  Very truly yours,



                                  /s/ Baker & McKenzie